UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2018

e.l.f. Beauty, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

570 10th Street
Oakland, CA 94607
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 778-7787
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note.
On February 27, 2018, e.l.f. Beauty, Inc. (the “Company”) furnished with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original 8-K”) to report that the Company issued a press release on February 27, 2018 (the “Press Release”) announcing its financial results for the fourth quarter and fiscal year ended December 31, 2017 and furnished a copy of the Press Release as Exhibit 99.1 thereto. This Amendment No. 1 on Form 8-K/A is being furnished with the SEC to amend Item 2.02 and Item 9.01 of the Original 8-K, solely for the purpose of correcting a typographical error in the Press Release under the section “Company Outlook.” The Company’s expectation for a net sales and Adjusted EBITDA CAGR of 10-15% covers 2016 to 2019, rather than 2016 to 2018.

Item 2.02 Results of Operations and Financial Condition.
On February 27, 2018, the Company issued a corrected press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2017, a copy of which is attached hereto as Exhibit 99.1.
The information in this Item 2.02 of Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the SEC’s rules and regulations, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated February 27, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: February 27, 2018	By:	/s/ Scott K. Milsten
Scott K. Milsten
Senior Vice President and General Counsel